    As filed with the Securities and Exchange Commission on March 29, 2002

                                                      Registration No. 333-_____




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              CAMBRIDGE HEART, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                          13-3679946
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

         1 OAK PARK DRIVE
         BEDFORD, MASSACHUSETTS                              01730
(Address of Principal Executive Offices)                   (Zip Code)

                              CAMBRIDGE HEART, INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                              DAVID A. CHAZANOVITZ
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              CAMBRIDGE HEART, INC.
                                1 OAK PARK DRIVE
                                BEDFORD, MA 01730
                     (Name and Address of Agent For Service)
                                 (781) 271-1200
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

===================== ========================= ====================== ====================== ======================
                                                  Proposed Maximum       Proposed Maximum
Title of Securities                              Offering Price Per     Aggregate Offering          Amount of
to be  Registered     Amount to be Registered           Share                  Price            Registration Fee
--------------------- ------------------------- ---------------------- ---------------------- ----------------------
Common Stock,
$0.001 par value           200,000 shares             $1.48(1)              $296,000(1)                $28
per share
===================== ========================= ====================== ====================== ======================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on March 26, 2002.

                     STATEMENT OF INCORPORATION BY REFERENCE

         This registration statement on Form S-8 is filed to register the offer and sale of an additional 200,000 shares of the registrant's common stock, $0.001 par value per share, to be issued under the Cambridge Heart, Inc. 1996 Employee Stock Purchase Plan (the "Plan"). This registration statement incorporates by reference the registration statement on Form S-8, File No. 333-12411, filed by the registrant on September 20, 1996, relating to the Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on this 29th day of March, 2002.

                              CAMBRIDGE HEART, INC.





                              By:      /s/  David A. Chazanovitz
                                    -----------------------------

                                    David A. Chazanovitz
                                    President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Cambridge Heart, Inc., hereby severally constitute and appoint David A. Chazanovitz, Robert B. Palardy and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cambridge Heart, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                              TITLE                                DATE
           -------------                          ---------                            --------

   /s/  David A. Chazanovitz          President, Chief Executive                    March 29, 2002
----------------------------          Officer and Director
David A. Chazanovitz                  (Principal executive officer)



   /s/  Robert B. Palardy             Chief Financial Officer                       March 29, 2002
-------------------------             (Principal financial and
Robert B. Palardy                     accounting officer)



/s/ Daniel M. Mulvena                 Chairman of the Board of Directors           March 29, 2002
------------------------
Daniel M. Mulvena


                                     - 2 -

                                      Director                                     March ____, 2002
---------------------------------
Maren D. Anderson



                                      Director                                     March ____, 2002
---------------------------------
Richard J. Cohen



/s/ Robert P. Khederian               Director                                     March 29, 2002
---------------------------------
Robert P. Khederian



/s/ Jeffrey J. Langan                 Director                                     March 29, 2002
---------------------------------
Jeffrey J. Langan

                                     - 3 -
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                                INDEX TO EXHIBITS

NUMBER        DESCRIPTION

4.1(1) Amended and Restated Certificate of Incorporation of the registrant

4.2(2) Certificate of Amendment of Amended and Restated Certificate of Incorporation of the registrant

4.3(1)        By-Laws of the Registrant, as amended

5.1           Opinion of Hale and Dorr LLP, counsel to the registrant

23.1          Consent of Hale and Dorr LLP

              (included in Exhibit 5.1)
23.2          Consent of PricewaterhouseCoopers LLC

24.1 Power of attorney (included on the signature pages of this registration statement)

------------

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant's Registration Statement on Form S-1, as amended (File No. 333-04879), and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant's Annual Report on Form 10-K for the year ended December 31, 2001 filed on March 28, 2002, and incorporated herein by reference.